UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________________________________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. __)
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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
THE AZEK COMPANY INC.
(Name of Registrant as Specified In Its Charter)
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THE AZEK COMPANY INC. 1330 W FULTON STREET, #350 CHICAGO, IL 60607 V60619-P22633 You invested in THE AZEK COMPANY INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the shareholder meeting to be held on February 28, 2025. Get informed before you vote View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to February 14, 2025. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. Your Vote Counts! THE AZEK COMPANY INC. 2025 Annual Meeting Vote by February 27, 2025 11:59 PM ET For complete information and to vote, visit www.ProxyVote.com Control # Smartphone users Point your camera here and vote without entering a control number Vote Virtually at the Meeting* February 28, 2025 8:00 AM, EST Virtually at: www.virtualshareholdermeeting.com/AZEK2025 *Please check the meeting materials for any special requirements for meeting attendance.

February 24, 2025

Dear Stockholders of The AZEK Company Inc.,

AZEK will hold its 2025 annual meeting of stockholders on February 28, 2025, at 8:00 a.m. Eastern Time. We are writing to ask that you vote in accordance with the recommendations of our Board of Directors on the proposals set forth in the Proxy Statement.

In particular, we request that you vote “FOR” three proposals seeking to amend our certificate of incorporation to remove provisions that provide preferential treatment to our former private equity sponsors as they are no longer AZEK stockholders but could again acquire shares in the future.
•Proposal No. 4, Remove References to Our Former Sponsors and Make Other Immaterial Changes: The proposed amendments remove provisions related to our former sponsors that are no longer applicable since our former sponsors no longer own AZEK common stock. The proposed amendments are administrative in nature and have no impact on the rights of AZEK’s existing stockholders.

•Proposal No. 5, Remove the Sponsor Corporate Opportunity Waiver: The proposed amendments remove the corporate opportunity waiver that is applicable only to affiliates of AZEK’s former sponsors and that is now obsolete since the former sponsors are no longer AZEK stockholders. The proposed amendments have no impact on the rights of AZEK’s existing stockholders.

•Proposal No. 6, Remove Our Former Sponsors’ Exemption from Certain Business Combination Restrictions: The proposed amendments remove the special rights of AZEK’s former sponsors who, under AZEK’s certificate of incorporation, are exempt from business combination restrictions that mirror Delaware General Corporation Law (DGCL) Section 203. If approved, the amendments would result in the DGCL Section 203 provisions continuing to apply to all stockholders. If not approved, AZEK’s certificate of incorporation will continue to exempt AZEK’s former sponsors, and only AZEK’s former sponsors, from the DGCL Section 203 provisions. In recommending that the stockholders approve these amendments, the Board of Directors determined that the sponsor exemption should be removed since the former sponsors are no longer AZEK stockholders and that the proposed amendments have no impact on the rights of AZEK’s existing stockholders.

The Board of Directors proposed these amendments to remove provisions related to our former private equity sponsors as they are no longer AZEK stockholders. More broadly, fostering strong, long-term relationships with stockholders and other stakeholders is a key objective. We maintain a robust year-

round stockholder engagement program to properly understand stockholder interests, and our senior management and investor relations teams routinely communicate with our stockholders to solicit their views, including on corporate governance matters. In fiscal year 2024, we reached out to the vast majority of our large stockholders and engaged with all stockholders who accepted our invitation to connect as well as other stockholders who reached out separately. The Board of Directors, through the Nominating and Corporate Governance Committee, also annually reviews AZEK’s corporate governance practices, which includes considering feedback from our stockholders and benchmarking data.

Please vote “FOR” Proposals No. 4, No. 5 and No. 6.

We appreciate your continued support of AZEK.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the virtual annual meeting, you are urged to vote and submit your proxy as soon as possible. Our Proxy Statement, this supplemental proxy material and our 2024 Annual Report are available at investors.azekco.com.

This letter is being provided to certain stockholders of The AZEK Company Inc. on or after February 24, 2025.